UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 2010

BIG CAT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-49870
(State or other jurisdiction of incorporation)	(Commission File No.)

121 W. Merino Street
PO Box 500
Upton, Wyoming 82730
(Address of principal executive offices and Zip Code)

(307) 468-9369
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02-Unregistered Sales of Equity Securities

Effective December 8, 2010, Big Cat Energy Corp. (Big Cat or the Company) executed a definitive agreement with High Plains Gas, Inc. (High Plains) for the sale of 20,000,000 shares of its restricted common stock, or approximately 31.3% of the projected issued and outstanding shares, at $0.03 per share for $600,000. The purchase price of $600,000 consists of a combination of $200,000 cash and 369,590 restricted shares of High Plains valued at $400,000. The agreement also grants High Plains warrants to purchase an additional 10,000,000 shares of restricted common stock of the Company at $0.15 per share. If High Plains exercised the warrants, it would own 30,000,000 shares of the Company’s common stock or 40.6% of the Company.   The agreement requires the shares and the shares underlying the warrants to be registered within 20 days of closing at High Plains’ expense.  The warrants have a term of five years from the effective date of the definitive agreement. The number of warrants is to be adjusted in the event of a reclassification, change, stock dividend, stock split, combination, reorganization, merger or consolidation affecting the price or number of shares issuable or exercisable under the warrants so as to maintain an approximately equivalent number of shares and exercise price for the warrant holders before and after such a transaction. Any such adjustment is to be made pursuant to official notice from the Company in connection with the transaction. No underwriting discounts or commissions were paid in connection with the offering. The Company made the sale in reliance on the exemption found in section 4(2) of the Securities Act of 1933 and related rules of the Securities and Exchange Commission, as a private placement not involving any public offering.  On closing of this transaction, Big Cat will also nominate Mark Hettinger, President of High Plains, to the Company's Board of Directors..

The Company will also issue approximately 3,700,000 restricted shares of common stock and warrants for approximately an additional 1,850,000 shares to officers directors and vendors as payment in lieu of cash for past due invoices, unpaid payroll and other liabilities of the Company. These shares will be issued under the same terms and exemptions as the private placement to High Plains’, however these shares will not be included in the registration statement.

Item 5.01  Changes in Control of Registrant.

See Item 3.02 above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits	Document Description

99.1 Press Release
10.1 Stock Purchase Agreement dated December 8, 2010
10.2 Registration Rights Agreement dated December 9, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of December, 2010.

BIG CAT ENERGY CORPORATION

BY: /s/ Richard G. Stifel
Richard G. Stifel, Principal Accounting Officer and Principal Financial Officer